Exhibit 10.83

WORKING CAPITAL PROMISSORY NOTE

$1,500,000	March 22, 2021

FOR VALUE RECEIVED, Investview, Inc., a Nevada corporation (the “Maker”) promises to pay to SSA Technologies LLC, a New Jersey limited liability company (the “Payee” and together with the Maker, the “Parties”) the lesser of principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) or such amount as may be outstanding hereunder in lawful money of the United States of America, together with interest on the unpaid principal balance, all on the terms and conditions described below (the “Note”).

BACKGROUND

A. This Note evidences a total commitment by the Payee to the Maker to make advances hereunder in the maximum aggregate principal amount of $1,500,000.

B. The Maker has agreed to execute this Note to evidence its duty and obligation to repay the loaned funds to the Payee on the terms and conditions described below.

1. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note at a fixed rate equal to 0.11% per annum. The interest rate provided in this Note shall apply to the indebtedness evidenced by the Note before, on and after the date on which the Payee enters judgment on this Note.

2. Principal and Interest. The outstanding principal balance of this Note, together with interest at the rate set forth in Section 1, shall be due and payable on or before 11:59pm EST, January 31, 2022 (“Term”).

3. Use of Proceeds. The loaned funds shall be utilized by the Maker solely to fund the working capital needs of its subsidiary Investview Financial Group Holdings LLC.

4. Procedure for Drawing Funds. Payee shall make monthly advances to Maker in the amount of $150,000, with the first such advance to be no later than the third business day following the date hereof, and each future monthly advance to be made on the first business day of each month commencing April 1, 2021 and continuing through December 1, 2021. Advances will be made by wire transfer into an account designated by Maker.

5. Prepayments. The Maker may prepay the principal balance of this Note at any time and from time to time, in whole or in part, without premium or penalty.

6. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to accrued but unpaid interest and then to the reduction of the unpaid principal balance of this Note.

7. Security. The obligations of Maker hereunder are secured pursuant to the terms of the Pledge Agreement, dated as of the date hereof, between Maker and Payee (the “Pledge Agreement”).

8. Events of Default. Any of the following events shall constitute an “Event of Default” under this Note:

(a) Any failure to pay any installment of principal, interest or any other sums under this Note when due.

(b) Any failure to perform or comply with, or any other violation of, any other provision of this Note or the Pledge Agreement which is not cured within twenty (20) days after Payee gives notice of such failure to Maker or such longer period as may be necessary to cure the default, so long as the Maker begins to cure the default within the twenty (20) day period and thereafter proceeds, diligently and in good faith, to cure the default until it is fully cured.

(c) The commencement by Maker of a voluntary case under the federal bankruptcy laws as now constituted or hereafter amended, or any other applicable federal of state bankruptcy, insolvency, reorganization, rehabilitation, or other similar law, where the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator of Maker or for any substantial part of their property, or making by Maker of any assignment for the benefit of creditors or the failure of Maker generally to pay its debts as such debts become due or the taking of any action by Maker in furtherance of any of the foregoing.

(d) The entry of a decree or order for relief by a Court having jurisdiction in respect to Maker in any involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable or federal state bankruptcy, insolvency, or other similar law, or the appointment of receiver, liquidator, assignee, trustee, custodian, sequestrator or Maker or for any substantial part of his property, or ordering the winding up or liquidation of its affairs and the continuance of any such decree unstayed and in effect for a period of ninety (90) consecutive days.

(e) The dissolution of the Maker.

9. Remedies. Upon the occurrence of an event which could constitute an Event of Default hereunder:

(a) Payee may terminate its commitment to provide further advances hereunder and declare the Note to be due and payable, where upon the unpaid balance of principal, all accrued interest and all other sums due under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b) Whether or not the entire unpaid principal balance is declared to be due, the interest rate on the unpaid principal balance shall be the then applicable rate provided in this Note plus 2% from the date on which the Event of Default occurs until the date on which all defaults are cured or the entire unpaid principal balance and all other sums due under this Note are actually received by Payee.

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(c) Exercise any other right or remedy as may be provided in this Note, the Pledge Agreement or provided at law or in equity.

(d) The remedies of the Payee shall be cumulative and concurrent, and may be pursued singly, successively, or together, at its sole discretion, and may be exercised as often as the occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

10. Waivers. Maker hereby waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, and Maker hereby waives and releases Payee and Payee’s attorneys from all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note.

11. Binding Effect. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of and be enforceable by Payee and its successors and assigns.

12. Notice. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant to this Note shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next business day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Section 12 shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) business days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next business day delivery, one (1) business day after payment and deposit with the courier service with receipt of mailing. All communications shall be sent to the respective Parties at their addresses as follows:

If to the Maker:

Investview Inc.

234 Industrial Way West
Suite A202
Eatontown, NJ 07724
Attn: Joseph Cammarata, CEO
Attn: Annette Raynor, COO

with a copy (which shall not constitute notice) to:

Michael Best & Friedrich, LLP
170 South Main Street, Suite 1000
Salt Lake City, UT 84101
Attention: Kevin Timken

If to Payee:
SSA Technologies LLC
109 White Oak Lane
Suite 200
Old Bridge, NJ 08857
Attn: Joseph Cammarata, CEO

or to such other address as may be specified by a Party, by written notice given in accordance with this Section 12.

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13. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Note in such jurisdiction or the validity, legality or enforceability of this Note, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

14. Costs and Attorney’s Fees. In any action under this Note, Payee may recover all costs of suit and other expenses paid or incurred by Payee in connection with the action, including the cost of reasonable attorney’s fees.

15. Headings. The headings used in this Note have been inserted for convenience of reference only and do not define or limit the provisions hereof.

16. Counterparts. This Note may be executed in any number of counterparts and by different Parties hereto in separate counterparts, with the same effect as if all Parties had signed the same document. All such counterparts (including counterparts delivered by facsimile, email or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Note shall become effective when each Party hereto shall have received counterparts hereof signed by all of the other Parties hereto.

17. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

MAKER AND PAYEE CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS NOTE MAY BE LITIGATED IN SUCH COURTS. MAKER AND PAYEE ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. MAKER AND PAYEE FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND TO THE ADDRESS SPECIFIED IN SECTION 12 OF THIS NOTE.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered as of the day and year first above written.

MAKER:

INVESTVIEW INC.

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Operations Officer

ACKNOWLEDGED AND AGREED THIS 22nd DAY OF MARCH, 2021

PAYEE:

SSA TECHNOLOGIES LLC

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	CEO

Signature Page to Promissory Note